UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 19, 2009

NATCO Group Inc.

(Exact Name of Registrant as Specified in its Charter)

     DELAWARE 22-2906892 (State of incorporation or organization) (I.R.S. Employer Identification No.)

11210 Equity Drive, Suite 100, Houston, Texas 77041 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 849-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On June 30, 2009, the Board of Directors (the “Board”) of NATCO Group Inc., a Delaware corporation (the “Company”), approved amendments to the Company’s performance unit award agreements granted to certain of its officers on June 30, 2006 (the “2006 Performance Unit Awards”) in order to extend the performance period and to provide that the consummation of the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Cameron International Corporation, and Octane Acquisition Sub, Inc. (or the consummation of a merger, disposition or other similar transaction resulting from a superior proposal as contemplated by the Merger Agreement) shall be considered a change in control for purposes of the 2006 Performance Unit Awards. As a result of these amendments, the 2006 Performance Unit Awards shall vest at target upon consummation of the merger (or a similar transaction resulting from a superior proposal). A copy of the form amendment to the 2006 Performance Unit Awards is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

     Additionally, on June 30, 2009, the Board approved amendments to Option Award Agreements under the Company’s Directors Compensation Plan granted to John Clarke and George Hickox to clarify and confirm that Messrs. Clarke and Hickox may acquire shares of common stock of the acquiring corporation upon a change of control. A copy of the form amendment to the Option Award Agreements is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

     Additionally, on June 30, 2009, the Governance, Nominating & Compensation Committee of the Board approved, consistent with the terms and conditions of the Merger Agreement, a new form of Restricted Stock Award Agreement for non-officer employees that provides the forfeiture provisions applicable to any such awards shall not lapse as a result of the consummation of the merger (or a similar transaction resulting from a superior proposal). A copy of the form of Restricted Stock Award Agreement for non-officer employees is attached here as Exhibit 10.3 and is incorporated herein by reference.

ADDITIONAL INFORMATION

     In connection with the proposed merger, Cameron will file with the SEC a Registration Statement on Form S-4 and NATCO will file a proxy statement, which will be mailed to NATCO’s stockholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE S-4 AND PROXY STATEMENT REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the S-4 and proxy statement (when available) and other related documents filed by Cameron and NATCO with the SEC at the SEC’s website at www.sec.gov. The S-4 and proxy statement (when it is available) and the other documents may also be obtained for free by accessing Cameron’s website at www.c-a-m.com under the heading “Investor Relations” and then under the heading “SEC Filings” or by accessing NATCO’s website at www.natcogroup.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

     NATCO and its directors, executive officers and certain other members of management and employees may be soliciting proxies from its stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders in connection with the proposed merger will be set forth in NATCO’s proxy statement when it is filed with the SEC. You can find information about NATCO’s executive officers and directors in their definitive proxy statement filed with the SEC on March 23, 2009. You can obtain free copies of these documents from NATCO using the contact information above.

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FORWARD-LOOKING STATEMENTS

     Information set forth in this document may contain forward-looking statements, which involve a number of risks and uncertainties. NATCO cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Cameron and NATCO, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts.

     The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to satisfy the closing conditions of the transaction, including obtaining regulatory approvals for the transaction and the approval of the merger agreement by the NATCO stockholders; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the impact of other acquisitions that Cameron or NATCO have made or may make before the transaction; competition and its effect on pricing; and exploration and development spending by E&P operators. Additional factors that may affect future results are contained in Cameron’s and NATCO’s filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s web site http://www.sec.gov. Cameron and NATCO disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1	Form of Amendment to 2006 Performance Unit Awards.

10.2	Form of Amendment to Option Award Agreements under the Directors Compensation Plan.

10.3	Form of Restricted Stock Award Agreement (for non-officer employees).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2009

NATCO Group Inc. By: /s/ Patrick M. McCarthy . Patrick M. McCarthy President and Chief Operating Officer

Exhibit Index
Exhibit No.	Description

10.1	Form of Amendment to 2006 Performance Unit Awards.
10.2	Form of Amendment to Option Award Agreements under the Directors
Compensation Plan.
10.3	Form of Restricted Stock Award Agreement (for non-officer employees).

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